Exhibit A

JOINT FILING AGREEMENT

December 9, 2005

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other parties hereto on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of Aviza Technology, Inc., a Delaware corporation, and that this agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

In witness whereof, the undersigned hereby execute this Joint Filing Agreement as of the dated first written above.

JAMES D. MARVER

/s/ James D. Marver

ALAN E. SALZMAN

/s/ Alan E. Salzman

VANTAGEPOINT VENTURE ASSOCIATES IV, L.L.C.

/s/ Alan E. Salzman
By: Alan E. Salzman
Its: Managing Member

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.

By: VantagePoint Venture Associates IV, L.L.C.
Its: General Partner

/s/ Alan E. Salzman
By: Alan E. Salzman
Its: Managing Member

VANTAGEPOINT VENTURE PARTNERS IV, L.P.

By: VantagePoint Venture Associates IV, L.L.C.
Its: General Partner

/s/ Alan E. Salzman
By: Alan E. Salzman
Its: Managing Member

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.

By: VantagePoint Venture Associates IV, L.L.C.
Its: General Partner

/s/ Alan E. Salzman
By: Alan E. Salzman
Its: Managing Member

Joint Filing Agreement